EXHIBIT 99.5

EARTHLINK HOLDINGS CORP.
1170 PEACHTREE STREET, NE
SUITE 900
ATLANTA, GA 30309

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3 below.		For	Against	Abstain

1.	Merger Proposal. Proposal to adopt the Agreement and Plan of Merger, dated as of November 5, 2016, as amended from time to time in accordance with the terms thereof, by and among EarthLink Holdings Corp. ("EarthLink"), Windstream Holdings, Inc. ("Windstream"), Europa Merger Sub, Inc. ("Merger Sub 1") and Europa Merger Sub, LLC ("Merger Sub 2"), pursuant to which Merger Sub 1, an indirect, wholly-owned subsidiary of Windstream, will merge with and into EarthLink, with EarthLink surviving as an indirect, wholly-owned subsidiary of Windstream (the "merger") and, immediately thereafter, EarthLink will merge with and into Merger Sub 2, an indirect, wholly-owned subsidiary of Windstream, with Merger Sub 2 surviving as an indirect, wholly-owned subsidiary of Windstream (the "subsequent merger" and, together with the merger, the "mergers").	☐	☐	☐

2.	Adjournment Proposal. Proposal to adjourn the EarthLink special meeting to solicit additional proxies if EarthLink has not received proxies representing a sufficient number of shares of EarthLink common stock to approve the merger proposal.	☐	☐	☐

3.	Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to EarthLink's named executive officers in connection with the completion of the mergers.	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION, I.E. FOR PROPOSALS 1, 2 AND 3.

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF

EARTHLINK HOLDINGS CORP.

The undersigned stockholder(s) of EarthLink Holdings Corp., a Delaware corporation (“EarthLink”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for EarthLink’s Special Meeting of Stockholders, and hereby appoints Joseph F. Eazor and Louis M. Alterman, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of EarthLink to be held at [TBD] a.m. (local time) on [TBD], 2017, at Earthlink's offices at 1170 Peachtree Street, Suite 900, Atlanta, Georgia 30309, or at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATIONS ARE MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1, 2 AND 3 AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Please date, sign and mail your proxy card back as soon as possible!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)